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Exhibit 10.2

        [*****] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DISPLAYTECH, INC.

NOTE PURCHASE AGREEMENT

        This Note Purchase Agreement (the "Agreement") is made as of December 10, 2002 between Displaytech, Inc., a Colorado corporation (the "Company"), and the purchasers set forth on Exhibit A hereto (the "Purchasers").

Section 1

Authorization and Sale of the Notes

        1.1    Authorization of the Note.    The Company represents and warrants to the Purchasers that it has authorized the sale and issuance of convertible promissory notes in substantially the form attached hereto as Exhibit B (each a "Note").

        1.2    Sale of the Notes.    Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements included and incorporated by reference herein, each of the Purchasers, severally and not jointly, agrees to purchase Notes from the Company in an initial aggregate principal amount as set forth opposite such Purchaser's name on Exhibit A (each an "Individual Purchase Commitment"). The total initial aggregate principal amount of all Notes sold by the Company to the Purchasers shall not exceed $600,000.00 (the "Aggregate Purchase Commitment"). Each sale (a "Sale") of Notes by the Company to the Purchasers from time to time shall be in an aggregate amount (the "Sale Amount") specified by the Company in a written request to the Purchasers (each a "Purchase Request"). In the event of a Sale, each Purchaser shall purchase a Note in the amount of its pro rata share, determined by multiplying the Sale Amount by a fraction, the numerator of which is such Purchaser's Individual Purchase Commitment and the denominator of which is the Aggregate Purchase Commitment (each a "Pro Rata Share"). Each sale of the Notes to each of the Purchasers will constitute a separate sale hereunder.

        1.3    Increased Commitment.    Notwithstanding anything herein to the contrary, (a) the Aggregate Purchase Commitment may be increased from time to time upon the written consent of the Company and Purchasers holding at least 80% of the aggregate principal amount of the Notes then outstanding, and (b) subject to clause (a), an Individual Purchase Commitment may be increased from time to time upon the written consent of the Company and the Purchaser whose Individual Purchase Commitment is to be so increased.

Section 2

Closings; Delivery; Conditions

        2.1.    Closings.    The purchase and sale of the Notes under this Agreement shall take place in multiple closings, each such closing (a "Closing") to take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. The initial Closing shall take place on December 10, 2002, or at such other time and date as the parties may agree. Each subsequent Closing, if any, shall occur on the dates as determined by the Company and the Purchasers.

        2.2    Delivery.    At the initial Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser the initial Notes to be purchased by such Purchaser from the Company, dated the date of the Closing, and such other certificates, consents, waivers and agreements as are reasonably requested by the Purchasers (together with this Agreement, collectively the "Transaction Documents"), against payment of the purchase price therefor payable as of the date of such Closing by wire transfer. On any subsequent Closing, the Company will deliver to each Purchaser additional Notes subject to the terms and conditions hereof (including without limitation payment by the Purchasers of the purchase price therefor).

        2.3    Conditions to Obligations of the Purchasers to Purchase the Initial Notes.    The Purchasers' obligations to purchase the Notes at the initial Closing are subject to the following conditions:

          2.3.1    Certified Board Resolutions.    The Purchasers shall have received a copy of the resolutions of the directors of the Company authorizing the transactions contemplated by each of the Transaction Documents, and the Company shall have acknowledged that such resolutions are true, complete and correct.

          2.3.2    Waivers; Consents.    All proceedings to have been taken and all waivers, consents and approvals to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all Transaction Documents shall be reasonably satisfactory to the Purchasers, and the Purchasers shall have received copies (executed or certified, as may be appropriate) of the documents which the Purchasers may reasonably have requested in connection with such transactions.

          2.3.3    Governmental Authorizations.    All consents, permits, approvals, qualifications and/or registrations required to be obtained or effected prior to the initial Closing under any applicable state securities or "Blue Sky" laws of any jurisdiction shall have been obtained or effected.

          2.3.4    Opinion of Counsel.    The Purchasers shall have received from George E. Clough, General Counsel to the Company, an opinion dated as of the initial Closing date, in the form set forth on Exhibit C hereto.

        2.4    Conditions to Obligations of the Purchasers to Purchase Notes on any Closing.

          2.4.1    Note.    Each Purchaser shall have received its respective duly executed initial Note.

          2.4.2    Representations and Warranties.    The Purchasers shall have received a certificate of an officer of the Company certifying that all representations and warranties of the Company are accurate, correct and complete in all material respects at and as of such Closing date as if made at and as of such date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such other date.

          2.4.3    Opinion of Counsel.    The Purchasers shall have received from George E. Clough, General Counsel to the Company, an opinion dated as of such Closing date with respect to such matters as the Purchasers reasonably request.

        2.5    Conditions to Obligations of the Company.    The Company's obligations to sell the Notes on any Closing are subject to the following conditions:

          2.5.1    Payment.    The Company shall have received full payment referenced in Section 2.2 hereof to be delivered to the Company in consideration of the issuance of such Notes.

          2.5.2    Representations and Warranties.    All representations and warranties of the Purchasers shall be accurate, correct and complete in all material respects at and as of such Closing date as if made at and as of such date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such other date.

          2.5.3    Blue Sky.    The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any State for the offer and sale of such Notes.

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Section 3

Representations and Warranties

        The Company and the Purchasers, severally and not jointly, represent and warrant as follows as of the date hereof, except as set forth in the schedules attached hereto:

        (a)   The Company and the Purchasers agree that their respective representations and warranties set forth in Sections 4 and 5 of that certain Stock Purchase Agreement, dated as of July 30, 2001, among the Company, the Purchasers and the other parties set forth on the signature pages thereto (the "Series D Agreement"), including the exceptions thereto set forth in the Schedule of Exceptions, are incorporated by reference herein and applicable as of the date hereof; provided, that all references in such sections to "Agreement," "Shares," "Conversion Shares" and "Closing Date" shall be deemed references to "this Agreement," "the Notes," "the shares issuable upon conversion of the Notes" and "the initial Closing hereunder," respectively, for purposes hereof; provided, further, that the Schedule of Exceptions attached to the Series D Agreement shall be deemed amended for purposes of this Agreement in the manner set forth on Exhibit D hereto.

        (b)   Notwithstanding the foregoing, for purposes of this Agreement only, the parties agree that (i) the reference to "July 27, 2001" set forth in Section 4.2(a) of the Series D Agreement shall be replaced with "August 1, 2001" and (ii) the reference to "July 27, 2001" set forth in Section 4.19(i) of the Series D Agreement shall be replaced with "November 30, 2002".

Section 4

Covenants

        4.1    Future Bridge Financings.    If the Company enters into another debt financing (including rights and agreements ancillary thereto, but excluding any renewal, extension or modification of the Company's existing indebtedness to Hewlett-Packard Company in the principal amount of $10,000,000.00 plus accrued interest thereon (the "HP Debt")) during the term of the Notes in which any of the terms provided to the lender(s) therein are more favorable than those provided to the Purchasers, then the Notes automatically shall be and hereby are amended to include such more favorable terms, and the Company promptly shall execute and deliver documents reflecting such amended terms; provided that the Notes as so amended shall in all events be subordinate to the HP Debt as set forth in Section 3 of the form of Note attached hereto as Exhibit B.

Section 5

Miscellaneous

        5.1    Expenses.    The Company shall be responsible for its attorneys' fees incurred in the preparation, execution and delivery of this Agreement, the Notes, any other Transaction Documents and other related documentation, and shall pay, simultaneously with the initial Closing, $50,000 of such fees and other costs and expenses of the Purchasers as a group in connection with the closing of the sale of the Notes and the negotiation and closing of the proposed Series E preferred stock financing (including, without limitation, the fees and expenses of Gibson, Dunn & Crutcher LLP). Should any legal action, arbitration or other proceeding be commenced between the parties hereto concerning this Agreement, the Notes or any matters relating thereto, the party prevailing in such legal action, arbitration or other proceeding shall be entitled, in addition to such other relief as may be granted, to recover attorneys' fees and costs in such legal action, arbitration or other proceeding, which fees and costs shall be determined by the court or arbitrator, as the case may be.

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        5.2    Incorporation by Reference.

          (a)   The provisions of Sections 6, 12, 13, 16 and 19 of the Series D Agreement are incorporated by reference herein and applicable as of the date hereof; provided, that all references in such sections to "Agreement," "Shares," "Conversion Shares" and "Closing Date" shall be deemed references to "this Agreement," "the Notes," "the shares issuable upon conversion of the Notes" and "the initial Closing hereunder," respectively, for purposes hereof.

          (b)   The parties acknowledge and agree that (i) the incorporation by reference made in Section 3 and Section 5.2(a) hereof is intended to apply the substantive meaning of certain sections of the Series D Agreement to the sale and issuance of the Notes as contemplated herein and (ii) to the extent any additional amendments to the sections of the Series D Agreement that are incorporated by reference herein are required to accomplish such intention, such additional amendments shall be and hereby are made.

          (c)   In the event that any provision of the Series D Agreement incorporated by reference herein may be held to conflict with provisions of this Agreement and/or the Notes, the provisions of this Agreement and/or the Notes, as the case may be, shall control.

Section 6

Notice

        All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Displaytech, Inc., 2602 Clover Basin Drive, Longmont, CO 80503-7603, Attention: Chief Executive Officer, with a copy to George E. Clough, Esq. or (ii) if to the Purchasers, at the address indicated on Exhibit A hereto, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th floor, New York, NY 10166, Attention: Steven R. Shoemate, Esq., or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DISPLAYTECH, INC.
	By:	/s/ RICHARD BARTON
Name: Richard Barton
Title: CEO
	By:	/s/ GEORGE E. CLOUGH
Name: George E. Clough
Title: Secretary
Accepted and Agreed to as of the date first above written by the undersigned Purchasers:
FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	/s/ ROBERT L. BURR
Name: Robert L. Burr
Title: Member
FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	/s/ ROBERT L. BURR
Name: Robert L. Burr
Title: Member
INTERWEST CAPITAL, INC.
By:	/s/ WILLIAM C. GLYNN
Name: William C. Glynn
Title: President

EXHIBIT A

Purchaser	Individual Purchase Commitment
Fleming US Discovery Fund III, L.P. 1221 Avenue of the Americas, 40th Floor New York, New York 10020 Attn: Robert L. Burr	$258,500.00
Fleming US Discovery Offshore Fund III, L.P. 1221 Avenue of the Americas, 40th Floor New York, New York 10010020 Attn: Robert L. Burr	$41,500.00
InterWest Capital, Inc. P.O. Box 7608 555 S. Cole Rd. Boise, Idaho 83707 Attn: William C. Glynn	$300,000.00

EXHIBIT B

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

DISPLAYTECH, INC.
PROMISSORY NOTE

$	Longmont, Colorado December , 2002

        FOR VALUE RECEIVED, the undersigned, Displaytech, Inc., a Colorado corporation (the "Company"), promises to pay to the order of                        , or its registered assigns (the "Holder"), the principal sum of                        DOLLARS ($                        ), with interest thereon from time to time as provided herein.

        1.    Agreement.    This promissory note (this "Note" and together with all other promissory notes issued pursuant to the Agreement (as defined below), the "Notes") is issued pursuant to the Note Purchase Agreement dated as of December    , 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), between the Company, the Holder and the other purchasers named therein (the "Other Holders" and together with the Holder, the "Holders"), and the Holder is subject to the terms and entitled to the benefits of this Note and the Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition have the meanings assigned thereto in the Agreement.

        2.    Maturity Date; Interest.    The principal under this Note shall be due and payable on February 14, 2003 (the "Maturity Date"). Interest shall accrue from the date hereof (computed on the basis of a 360-day year of twelve 30-day months), at the rate per annum from time to time announced in the Wall Street Journal as the prime commercial lending rate, plus 2% (the "Interest Rate"), on the unpaid principal amount of the Note, and shall be due and payable in cash or, subject to Section 5, convertible into shares, at the option of the Holder, at the earlier of (i) the Maturity Date and (ii) the date of conversion of the Note; provided, however, that upon the occurrence and during the continuance of an Event of Default (as defined herein), interest shall accrue at the rate of fifteen percent (15%) per annum.

        3.    Rank.    The Note shall rank senior to all indebtedness of the Company, whether presently existing or hereinafter incurred, with the exception of indebtedness owed by the Company to Hewlett-Packard Company in the original principal amount of $10,000,000 plus accrued interest ("HP Debt"), and all obligations owed to Transamerica Business Credit Corporation ("TA") under that certain Master Lease Agreement ("TA Lease") between the Company and TA dated as of July 6, 1998. The Holder acknowledges that its priority and right of payment hereunder is subordinate to payment of the HP Debt, and all obligations owed to TA under the TA Lease. Notwithstanding any provision of this Note to the contrary, upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or in the event this Note shall become due and payable, whether at maturity, upon acceleration or otherwise: (i) no amount shall be paid by the Company, whether in cash or property, in respect of the principal of or interest on this Note at the time outstanding, unless and until the full amount of the HP Debt then outstanding shall have been paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the

Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of all of the HP Debt then outstanding; provided, that nothing in this Section 3 shall affect the Holder's right to convert the unpaid principal and interest on this Note into shares of the Company's capital stock pursuant to Section 5 hereof.

        4.    Prepayment.    The Company shall have no right to prepay the Notes in whole or in part at any time prior to the Maturity Date.

        5.    Conversion.

          (a)   Subject to any required waivers or consents by holders of the Company's capital stock, upon the consummation, on or prior to the Maturity Date, of a Qualified Financing (as defined below), the Holder shall convert the unpaid principal and interest on this Note into the type, kind and character of securities issued in the Qualified Financing, on the same terms and with the same rights, preferences and privileges as are received by investors in the Qualified Financing, and such securities shall be issued pursuant to the same agreements for the issuance of the securities in the Qualified Financing. The number of securities to be issued to the Holder shall equal (i) the outstanding principal amount of this Note plus accrued interest thereon as of such conversion date, divided by (ii) the price per share at which shares of such securities are issued in the Qualified Financing. The Company shall give the Holder not less than ten (10) days prior written notice of the commencement of any Qualified Financing. For purposes of this Note, "Qualified Financing" shall mean the Company's sale of its equity securities, consummated on or prior to the Maturity Date, in which at least $4,000,000 in gross cash proceeds is received by the Company (including, for purposes of such calculation, the aggregate consideration received by the Company upon issuance of the Notes).

          (b)   If (i) the holders of the Company's capital stock fail to grant any required waivers or consents or (ii) a Qualified Financing is not consummated prior to the Maturity Date, then interest with respect to the Note shall continue to accrue at the Interest Rate for ten business days following the Maturity Date. On such tenth day, the Company shall pay all amounts due hereunder; provided, that if the Company fails to so make such payment, then the annual interest rate shall increase to fifteen percent (15%).

          (c)   If this Note has not been previously converted as provided above, then the Holder may, at its option, convert the unpaid principal and interest on the Note into shares of the Company's common stock if the Company completes an initial public offering of common stock on or before the Maturity Date. The conversion price for the common stock shall be the offering price for the common stock in the initial public offering.

          (d)   Upon a Fundamental Change (as defined below) prior to the Maturity Date, the Holder may, at its option upon written notice to the Company, (i) accelerate payment of the unpaid principal and accrued interest on the Note to the date of consummation of such Fundamental Change, (ii) convert the Note into any of the Company's securities being acquired in connection with the Fundamental Change at the price per share paid for such securities in the Fundamental Change, (iii) keep the Notes outstanding such that interest shall continue to accrue until the Maturity Date, or (iv) select a combination of any or all of the foregoing.

          For purposes hereof, "Fundamental Change" means any of the following events:

              (i)  the sale (or functional equivalent of a sale) of all or substantially all of the assets of the Company;

             (ii)  any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company or any other business combination involving the Company which results in the holders of the Company's stock immediately prior

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    to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; or

            (iii)  any person, together with "affiliates" and "associates" of such person (within the meaning of the Securities Exchange Act of 1934, as amended), shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which when aggregated with the beneficial ownership on or prior to the date hereof, shall constitute greater than 50% of the voting power of the capital stock of the Company.

        Notwithstanding the foregoing, "Fundamental Change" shall not mean any change in ownership of the Company, voting power of the Company's stockholders or composition of the Company's Board of Directors resulting from or occurring in connection with a Qualified Financing.

          (e)   In the event of any conversion as provided above, the Company shall not issue fractional securities but shall pay the dollar equivalent of any fractional securities.

          (f)    The Company shall not be obligated to issue certificates evidencing the securities issuable upon such conversion unless the Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Holder, a certificate or certificates for the securities to which the Holder shall be entitled as the result of a conversion, as mutually agreed to between the Company and the Holder. Such conversion shall be deemed to have been made on the closing date of the Qualified Financing, on the Maturity Date, or immediately prior to the Company's initial public offering or Fundamental Change, as applicable. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

          (g)   In the event that any principal of or interest on this Note remains unpaid at any time after payment thereof is due hereunder, the Holder shall retain all rights hereunder, including but not limited to conversion rights, until such time as amounts due, including additional accrued interest, have been paid in full. Subject to the foregoing, upon (i) either (A) payment in full by the Company to the Holder of all principal, interest and any other amounts due pursuant to the terms hereof or (B) conversion of this Note in full pursuant to the terms hereof and (ii) fulfillment by the Company of all its other obligations hereunder, this Note shall terminate; provided that the rights of the Holder to seek legal and equitable relief in connection with claims arising (y) out of the representations and warranties of the Company or performance by the Company of its obligations hereunder on or prior to the date of such termination or (z) for any other reason in connection with this Note prior to its termination, shall survive such termination date.

        6.    Anti-dilution Adjustments.

        The conversion price for securities issued upon conversion of the Note, if such securities have a conversion price, will be subject to proportional adjustment for stock splits, stock dividends, reverse stock splits, subdivisions or combinations, reclassifications, recapitalizations and the like.

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        7.    Defaults and Remedies.

          (a)    Events of Default.    An "Event of Default" shall occur hereunder if:

              (i)  the Company shall fail to pay the principal or interest of this Note, when and as the same shall become due and payable, whether upon demand or by acceleration or otherwise; or

             (ii)  the Company shall breach the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the Agreement, this Note or the promissory notes issued by the Company to Other Holders pursuant to the Agreement, and such breach shall continue unremedied for more than fifteen (15) business days following written notice to the Company thereof; or

            (iii)  any representation, warranty, certification or statement made by or on behalf of the Company in the Agreement, this Note or the promissory notes issued by the Company to Other Holders pursuant to the Agreement, or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

            (iv)  the Company shall breach any terms or provisions of any other agreements which gives any third party (A) the right to accelerate, after the expiration of all applicable grace periods, payment of a material obligation or (B) grounds to establish the breach of or to terminate any other material agreement, and such breach shall continue unremedied for more than fifteen (15) business days following written notice to the Company thereof; or

             (v)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

            (vi)  the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (v) of this Section 7(a), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing.

          (b)    Acceleration.    If an Event of Default occurs, then the outstanding principal of and interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Agreement whether at law or in equity.

        8.    Suits for Enforcement.    Upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights and remedies hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement

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contained in the Agreement or this Note or in aid of the exercise of any power granted in the Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

        9.    Remedies Cumulative.    No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the Holder waive presentment for payment, demand, protest and notice of dishonor.

        10.    Holder; Transfer.

          (a)   The term "Holder" as used herein shall also include any permitted transferee of this Note whose name has been recorded by the Company in the register referred to in Section 10(b). The Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may be transferred only upon receipt by the Company of an opinion of counsel, which opinion shall be reasonably satisfactory in form and substance to the Company, stating that such transfer is being made in compliance with all applicable federal and state securities laws or pursuant to an applicable exemption therefrom. This Note may not be transferred other than to an affiliate (as defined in Rule 501 under the Securities Act) of the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (b)   The Company shall maintain a register in its office for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of the Note. Upon the issuance of this Note, the Company shall record the name of the initial purchaser of this Note in such register as the first Holder. Thereafter, the Company shall duly record the name of a permitted transferee on such register promptly after receipt of the opinion referred to in Section 10(a) above.

        11.    Payments.    All payments of principal of and interest on this Note shall be made in lawful money of the United States of America provided, that nothing in this Section 11 shall affect the Holder's right to convert the unpaid principal and interest on this Note into shares of the Company's capital stock pursuant to Section 5 hereof..

        12.    Covenants Bind Successors and Assigns.    All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and permitted assigns, whether so expressed or not.

        13.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of New York regardless of conflicts of law principles.

        14.    Variation in Pronouns.    All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        15.    Headings.    The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        16.    Attorney's Fees.    If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

        17.    Assignment.    The Holder shall not assign its rights or obligations under this Note to any third party, except pursuant to the provisions of Section 10(a). Any assignment in breach of the foregoing shall be void and of no force or effect.

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        18.    Amendment; Waiver.    Except as otherwise expressly provided herein, any term of the Notes may be amended and the observance of any term of the Notes may be waived only with the written consent of the Company and Holders holding at least 80% of the aggregate principal amount of the Notes then outstanding. Notwithstanding anything herein to the contrary, if the Company enters into another debt financing (including rights and agreements ancillary thereto, but excluding any renewal, extension or modification of the HP Debt) during the term of the Notes in which any of the terms to the lender(s) therein are more favorable than those provided to the Holders, then the Notes automatically shall be deemed amended to include such more favorable terms, and the Company promptly shall execute and deliver documents reflecting such amended terms; provided that the Notes as so amended shall in all events be subordinate to the HP Debt as set forth in Section 3 of this Note. Any amendment or waiver effected in accordance with this section shall be binding upon all Holders, and the Company shall promptly give notice to all Holders of any amendment effected in accordance with this Section 18.

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        IN WITNESS WHEREOF, this Note has been executed by the Company by its duly authorized officer as of the day and year first above written.

DISPLAYTECH, INC.
By:
Name: Richard Barton
Title: Chief Executive Officer

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EXHIBIT C

December 10, 2002

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas, 40th Floor
New York, New York 10020

InterWest Capital, Inc.
P.O. Box 7608
555 S. Cole Road
Boise, Idaho 83707

  Re:
  Displaytech, Inc.
   Sale of Promissory Notes

Ladies and Gentlemen:

        I am the General Counsel of Displaytech, Inc., a Colorado corporation (the "Company"), and, as such, I am rendering this opinion in connection with the Note Purchase Agreement dated as of December 10, 2002 (the "Purchase Agreement"), among the Company and Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., and InterWest Capital, Inc., respectively, (collectively, the "Purchasers"), relating to the issuance and sale by the Company, initially, in the aggregate, of up to $600,000 principal amount of notes (the "Notes"). Capitalized terms used herein but not defined herein have the respective meanings given to them in the Purchase Agreement. I am rendering this opinion letter to you at the request of the Company pursuant to Section 2.3.4 of the Purchase Agreement.

        In rendering the opinions set forth below, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as I have deemed appropriate as a basis for the opinions expressed below. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to me as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed. As to any facts material to such opinions that were not known to me, I have relied upon statements and representations of officers and other representatives of the Company, and of public officials. Except as expressly set forth herein, I have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to my opinions, and no inference as to my knowledge concerning such facts should be drawn from my reliance on the representations of the Company in connection with the preparation and delivery of this letter.

        In particular, I have examined and relied upon:

          1.     The Purchase Agreement together with the Exhibits and Schedules thereto; and

          2.     The Notes (collectively, the "Transaction Documents").

        References in this letter to "Applicable Laws" shall mean those laws, rules and regulations of the State of Colorado and of the United States of America which, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. References in this letter to the term "Governmental Authorities" means executive, legislative, judicial, administrative or regulatory bodies of the State of Colorado or the United States of America. References in this letter to the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

        I have also assumed (other than with respect to the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. As used herein, "to my knowledge", "known to me" or words of similar import mean the actual knowledge, without independent investigation.

        I express no opinion concerning the laws of any jurisdiction other than the laws of the State of Colarado and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America. I am not licensed to practice law in the State of New York and I have neither examined nor expressed any opinion with respect to New York law.

        Based upon and subject to the foregoing, I am of the opinion that:

          1.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as now being and as heretofore conducted.

          2.     The Transaction Documents have been duly authorized, executed and delivered by the Company.

          3.     The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents.

          4.     The execution and delivery by the Company of each of the Transaction Documents, and the performance by the Company of its obligations thereunder (a) do not result in a violation of any provision of the Certificate of Incorporation or By-laws of the Company or any Applicable Laws applicable to the Company, (b) assuming execution by Displaytech Series B and Series D Preferred Stockholders, and Hewlett-Packard Company of certain consents and waivers of their contract rights, do not breach or result in a material violation of, or default under, any indenture, mortgage, deed of trust, agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (c) do not require any Governmental Approval to be obtained on the part of the Company, except those that may be required under state securities or blue sky laws.

          5.     Upon execution and delivery of the Purchase Agreement, the authorized capital stock of the Company shall consist of (a) 25,000,000 shares of Common Stock, $0.001 par value per share, of which (1) 242 shares are issued and outstanding, 20,000 shares of Common Stock are held as treasury shares, 309,765 warrants are outstanding for a total of 309,765 shares of Common Stock, and 2,699,022 options are outstanding for a total of 2,699,022 shares of Common Stock, and (b) 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which (1) 500,000 shares have been designated as Series A Preferred Stock, none of which are issued and outstanding, (2) 750,000 shares designated as Series HP Convertible Preferred Stock, none of which are issued and outstanding, (3) 750,000 shares designated as Series B Convertible Preferred Stock, 485,689 of which are issued and outstanding, (4) 100,000 shares designated as Series C Convertible Preferred Stock, none of which are issued and outstanding, and (5) 510,000 shares of Series D Convertible Preferred Stock, 330,641 of which are issued and outstanding.

          6.     The Purchase Agreement and the Notes to be issued on the date hereof constitute the legal, valid and binding obligations of the Company enforceable against the Company in

2

  accordance with such terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, and other laws related to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (a) the enforcement of rights with respect to indemnification and contribution obligations and (b) provisions (i) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights to setoff or, (ii) relating to choice of law, submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

          7      To my knowledge, there is no legal or governmental action, investigation suit or proceeding pending or threatened against the Company in law, equity or otherwise before any court, administrative agency or arbitrator (a) asserting the invalidity of the Transaction Documents, (b) seeking to prevent the consummation of any of the transactions provided for in the Transaction Documents, or (c) which would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability (with respect to the Company) of, the Transaction Documents, or (d) which would result in a material adverse change in the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company. For purposes of the opinion set forth in this paragraph, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or Governmental Authority has communicated in writing to the Company a present intention to initiate such actions, investigations or proceedings against the Company.

          8.     Assuming the accuracy of the representations and warranties of the Purchasers contained or incorporated by reference in the Purchase Agreement and compliance with the terms and provisions of the Purchase Agreement, it is not necessary in connection with the offer and sale of the Notes or the Conversion Shares (as defined below), if any, by the Company to the Purchasers under the circumstances contemplated by the Purchase Agreement to register the Notes or the Conversion Shares under the Securities Act of 1933, as amended. The term "Conversion Shares" as used herein means the shares of the Company's capital stock issuable upon conversion of the Notes in accordance with their terms.

        I am furnishing this opinion letter to you solely for your benefit in connection with the transactions referred to herein. This opinion letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without my prior written consent. In addition, I disclaim any obligation to update this opinion letter for changes in fact or law, or otherwise.

Very truly yours,
George E. Clough General Counsel Displaytech, Inc.

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EXHIBIT D

SCHEDULE OF EXCEPTIONS

        For the sole purpose of the Note Purchase Agreement dated December 10, 2002 ("NPA") among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc., the Schedule of Exceptions attached to the Series D Agreement is amended and restated in its entirety in the manner set forth below. Reference to "Closing" shall be deemed reference to "the initial Closing hereunder". All other capitalized terms used herein and not otherwise defined in the NPA and the Notes shall have the meaning ascribed to them in the Series D Agreement.

Schedule 4.2(a) - (i)

  Authorized capital stock of the Company:

Common Stock	25,000,000
Preferred Stock	5,000,000

Schedule 4.2(a) - (ii)

  Number of designated shares in each Series or Class:

Series A Preferred Stock	500,000
Series HP Convertible Preferred Stock	750,000
Series B Preferred Stock	750,000
Series C Preferred Stock	100,000
Series D Preferred Stock	510,000

Schedule 4.2(a) - (iii)

  Number of shares outstanding in each Series or Class after issuance of shares on Closing Date:

Common Stock	242
Treasury Stock	20,000
Series A Preferred Stock	0
Series HP Convertible Preferred Stock	0
Series B Preferred Stock	485,689
Series C Preferred	0
Series D Preferred Stock	330,641

Schedule 4.2(a) - (1)

  Shares of capital stock outstanding at Closing which were subject to preemptive rights when issued:

Shareowner Name	Shares Held
J. Kermit Birchfield	10,603	(Series B Preferred Stock)
Guthrie K. Birchfield	513	(Series B Preferred Stock)
Century America LLC	42,175	(Series B Preferred Stock)
D. A. Davidson & Co. Displaytech, Investment Partnership	6,000	(Series B Preferred Stock)
DADCO Incorporated	5,000	(Series B Preferred Stock)
DB Capital Partners	100,000	(Series B Preferred Stock)
Fleming US Discovery Fund III, L.P.	86,182	(Series B Preferred Stock)

1

Fleming US Discovery Offshore Fund III, L.P.	13,818	(Series B Preferred Stock)
Hewlett-Packard Co.	24,219	(Series B Preferred Stock)
JKB-Displaytech, LLC	20,330	(Series B Preferred Stock)
InterWest Capital, Inc.	41,017	(Series B Preferred Stock)
Kingdon Associates, L.P.	19,480	(Series B Preferred Stock)
Kingdon Partners, L.P.	33,299	(Series B Preferred Stock)
M. Kingdon Offshore N.V.	80,414	(Series B Preferred Stock)
54 individuals (with range of holdings from 1 to 405 shares of stock)	2,639	(Series B Preferred Stock)
Century America LLC	10,925	(Series D Preferred Stock)
DB Capital Partners	71,928	(Series D Preferred Stock)
Fleming US Discovery Fund III, L.P.	70,589	(Series D Preferred Stock)
Fleming US Discovery Offshore Fund III, L.P.	11,340	(Series D Preferred Stock)
Analysis Group Fund I, L.P. (Integral Affiliate)	1,000	(Series D Preferred Stock)
InterWest Capital, Inc.	72,006	(Series D Preferred Stock)
JKB-Displaytech, LLC	10,925	(Series D Preferred Stock)
Kingdon Associates, L.P.	12,228	(Series D Preferred Stock)
Kingdon Partners, L.P.	5,754	(Series D Preferred Stock)
M. Kingdon Offshore N.V.	53,946	(Series D Preferred Stock)
Nissho	10,000	(Series D Preferred Stock)

Schedule 4.2(a) - (2)

  Shares of capital stock outstanding at Closing which provide the holders thereof preemptive rights:

Shareholder Name	Shares Held
J. Kermit Birchfield	10,603	(Series B Preferred Stock)
Guthrie K. Birchfield	513	(Series B Preferred Stock)
Century America LLC	42,175	(Series B Preferred Stock)
D. A. Davidson & Co. Displaytech, Investment Partnership	6,000	(Series B Preferred Stock)
DADCO Incorporated	5,000	(Series B Preferred Stock)
DB Capital Partners	100,000	(Series B Preferred Stock)
Fleming US Discovery Fund III, L.P.	86,182	(Series B Preferred Stock)
Fleming US Discovery Offshore Fund III, L.P.	13,818	(Series B Preferred Stock)
Hewlett-Packard Co.	24,219	(Series B Preferred Stock)
JKB-Displaytech, LLC	20,330	(Series B Preferred Stock)
InterWest Capital, Inc.	41,017	(Series B Preferred Stock)
Kingdon Associates, L.P.	19,480	(Series B Preferred Stock)
Kingdon Partners, L.P.	33,299	(Series B Preferred Stock)
M. Kingdon Offshore N.V.	80,414	(Series B Preferred Stock)
54 individuals (with range of holdings from 1 to 405 shares of stock)	2,639	(Series B Preferred Stock)
Century America LLC	10,925	(Series D Preferred Stock)
DB Capital Partners	71,928	(Series D Preferred Stock)

2

Fleming US Discovery Fund III, L.P.	70,589	(Series D Preferred Stock)
Fleming US Discovery Offshore Fund III, L.P.	11,340	(Series D Preferred Stock)
Analysis Group Fund I, L.P. (Integral Affiliate)	1,000	(Series D Preferred Stock)
InterWest Capital, Inc.	72,006	(Series D Preferred Stock)
JKB-Displaytech, LLC	10,925	(Series D Preferred Stock)
Kingdon Associates, L.P.	12,228	(Series D Preferred Stock)
Kingdon Partners, L.P.	5,754	(Series D Preferred Stock)
M. Kingdon Offshore N.V.	53,946	(Series D Preferred Stock)
Nissho	10,000	(Series D Preferred Stock)

Schedule 4.2(b)

  Number and purpose for which shares of the Company's Common Stock are reserved:

Shares Reserved	Purpose
740,000	Issuance of Options under the 1988 Incentive Stock Option Plan
2,699,022	Issuance of Options under the 1998 Stock Incentive Plan
309,765	Warrants Outstanding
750,000	Conversion of the Series HP Preferred Stock (includes shares for the interest on the convertible notes
500,000	Series A Preferred Stock
6,831,068	Conversion of the Series B Preferred Stock
6,011,655	Conversion of the Series D Preferred Stock

Exception §4.2(c)

Agreements for options for which stock has not been reserved:

        Consultants to the Company have been granted options to purchase a total of 26,374 common shares that have not been issued under an existing Plan and which have not been reserved by the Company.

Exception §4.2(d)

  Potential registration rights to be granted include

Shareholder	Shares Owned	Explanation
University Research Corporation, assigned to University of Colorado Foundation, Inc., assigned to University Technology Corporation (current owner)	10 Series B Convertible Preferred shares	Subject to Stock Purchase Agreement dated May 1, 1990. (copy attached)

Schedule 4.2(e)

  Other Agreements regarding voting of stock:

        On January 1, 1992 certain employees signed an Employee Stock Purchase and Restriction Agreement that obligated the employees to vote any shares purchased pursuant to stock options

3

granted under the Company's 1988 Incentive Stock Option Plan in favor of any merger or sale of the Company approved by the Company's Board of Directors. These agreements were later amended on March 31, 1995 to require the employees to vote their option shares in favor of the election of Richard Hokin and J. Kermit Birchfield, Jr. to the Company's Board of Directors. There are a total of 419,526 options subject to this obligation. Sample Agreements are attached. The Company will amend these agreements such that they conform to the current composition of the Board of Directors.

Schedule 4.2(f)

  Anti-dilution protections in effect under various Agreements:

  1.
  J. Kermit Birchfield, Jr.—Stock & Warrant Purchase Agreement dated October 2, 1995, as amended

  2.
  Century Partners-Dtech, LP—Stock & Warrant Purchase Agreement dated October 2, 1995, as amended

  3.
  Kingdon Associates, LP—Stock & Warrant Purchase Agreement dated October 2, 1995, as amended

  4.
  Kingdon Partners, LP—Stock & Warrant Purchase Agreement dated October 2, 1995, as amended

  5.
  M. Kingdon Offshore, NV—Stock & Warrant Purchase Agreement dated October 2, 1995, as amended

  6.
  InterWest Capital, Inc.—Stock Purchase Agreement dated October 10, 1997, as amended

  7.
  Hewlett-Packard Company—Stock Purchase Agreement dated January 27, 1998, as amended

  8.
  Hewlett-Packard Company—Note Purchase Agreement dated February 12, 1999 (anti-dilution) and Convertible Notes maturing February 19, 2002, as amended

  9.
  Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.—Stock Purchase Agreement dated January 7, 2000

  10.
  D. A. Davidson & Co.—Stock Purchase Agreement dated January 31, 2000

  11.
  DB Capital Partners—Stock Purchase Agreement dated March 3, 2000

  12.
  Fleming US Discovery Fund III, L.P.; Fleming US Discovery Offshore Fund III, L.P., DB Capital Partners SBIC, L.P., Kingdon Partners, L.P., Kingdon Associates, L.P., M. Kingdon Offshore NV, and InterWest Capital, Inc.,—Stock Purchase Agreement dated July 30, 2001

Schedule 4.2(h)

  Owners of 5% or more of outstanding Common Stock:

Hewlett-Packard Company
InterWest Capital, Inc.
Kingdon Associates, LP Kingdon Partners, LP M. Kingdon Offshore, NV	) ) Combined )
Fleming US Discovery Fund III, L.P.
DB Capital Partners

Schedule 4.5(a)

4

  Defaults or Conflicts:

  None

Schedule 4.5(b)

  None

Schedule 4.6(a)

  Disclosure Materials previously provided:

  1.
  Private Placement Memorandum dated October 2000

  2.
  List of Displaytech's financings

  3.
  Stock Purchase Agreement dated January 27, 1998 between Hewlett-Packard Company and Displaytech, Inc.

  4.
  Note Purchase Agreement dated February 19, 1999 between Hewlett-Packard Company and Displaytech, Inc.

  5.
  Amendment No. 1 to the Note Purchase Agreement dated February 19, 1999 between Hewlett-Packard Company and Displaytech

  6.
  Form of Convertible Note between Hewlett-Packard Company and Displaytech, Inc.

  7.
  Certificate of Designation and Determination of Preferences of Series HP Convertible Stock

  8.
  Certificate of Designation and Determination of Preferences of Series B Convertible Stock

  9.
  Stock Purchase Agreement dated January 7, 2000 between Fleming US Discovery Fund III, LP and Displaytech, Inc.

  10.
  Schedule of Exceptions to the Stock Purchase Agreement dated January 7, 2000 and all attachments related thereto.

  11.
  Private Placement Memorandum dated March 2001

  12.
  Weekly cash meetings at which Weekly Cash/Ships Updates were sent electronically to investors.

  13.
  Weekly telephone conference calls for customer and business updates at which slides were sent electronically to investors.

  14.
  New product plans and product roadmaps; presentation materials at board meetings.

Schedule 4.9(a)

  List of Benefit Plans:

  Medical insurance, administered by Principal Financial Insurance Co.
  Dental insurance provided by MetLife
  Vision Service Plan
  Life Insurance provided by Prudential Life Insurance Plan
  Disability Insurance provided by Prudential Insurance Company
  Displaytech, Inc. Profit Sharing and 401(k) Plan

Schedule 4.9(k)

5

  Required Contributions to Benefit Plan:

        None

Schedule 4.11

  All outstanding securities of the Company:

        See attached

Schedule 4.12(a)

  List of Intellectual Property:

        See attached

Exception §4.12(a)(iii)

  Statement re suspected infringement:

        [*****]

Exception §4.12(b)(i)

  Statement re grounds for claim against Company of patent infringement

        [*****]

Exception §4.12(b)(ii)

  Statement re third party patent applications

        [*****]

Exception §4.12(c)

  Statement re filing of prior art

        [*****]

Schedule 4.14

  Leased Property

        The Company leases approximately 30,000 square feet of office and manufacturing space from Pratt Land LLC located at 2602 Clover Basin Drive, Longmont, CO.

Schedule 4.15(b)

  Customer Base

        The Company's current customer base (customers who are actually purchasing display products in volume) consists of the following:

  Nissho Electronics Corporation (for Minolta camera)
  Miyota Co., Ltd. (for Sony camcorder)
  Tekom, Inc. (included in HP camera)

        Regarding Nissho and Minolta, the Company has been notified that Minolta will purchase the Company's electronic viewfinder for the current Dimage 7 model year, but not for next year's model.

6

Schedule 4.16(a)

  Environmental Compliance:

        None

Schedule 4.19

        List the amount of all Indebtedness, any Lien with respect thereto, and a description of the agreement therefore:

EQUIPMENT LEASES WITH FOLLOWING LESSORS	MONTHLY RENTAL	LIABILITY @11/30/02
Colonial Pacific	3,081.62	7,567.31
Granite Financial	1,016.69	5,840.58
Transamerica	113,390	498,540.90
Conesco	1,922.3	51,335.80
TOTAL	119,410.86	563,284.59
HP Convertible Note 9% interest	0.00	13,217,500.
Cadwalader, Wickersham & Taft Note	0.00	150,000.00
Amkor Technologies Agr.		592,352.75
TOTAL		$14,523,137.34

Schedule 4.23(a)

        List all the Company's insurance policies:    Commercial general liability insurance provided by The Hartford:

  Personal Property
  Business Income and Extra Expense
  Accounts Receivable
  Original Information Property
  Hired and Non-owned Autos
  General Liability Aggregate
  Products-completed Operates Aggregate
  Personal & Advertising Injury Limit
  Global Technology Errors and Omissions Liability Crime Coverage, Employee Dishonesty
  Commercial Catastrophe Liability
  Worker's Compensation

        Life Insurance/Individual provided by Sun Life of Canada for:

    Haviland Wright and Mark Handschy (Chief Scientist)

        Policies provided through AIG American International Companies

    Directors, Officers and Private Company Liability Insurance
    Employee Benefit Plan Fiduciary Liability Insurance

Schedule 10.12

  Material Adverse Change:

        The Company stopped pursuing the projection TV market for its microdisplays in Q1 "02 after its principal customer, Samsung Electronics Co. of Korea cancelled its plans to market high definition televisions using the Company's microdisplays and the Company was unable to obtain additional customers. Cancellation of the projection program materially reduced the Company's projected revenue for calendar year 2002.

7

Name	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price	Preferred Series B Convertible Stock	Perferred Series B on an as converted basis	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued	% of Total Shares Stock Issued	No. of Warrents	No. of Options Outstanding	Exercise Amount	Total Securities Owned	% of Total Securities Issued	Investor Category
DB Capital Partners SBIC, L.P.	71,928	1,307,782	7,192,800.00	100,000	1,406,470	10,000,000.00	—		2,714,252	21.13%	—	—	—	2,714,251.58	15.60%	Outside Investor
Fleming US Discovery Fund III, L.P.	70,589	1,283,436	7,058,900.00	86,182	1,212,124	8,618,200.00	—		2,495,560	19.43%	—	—	—	2,495,560.13	14.34%	Outside Investor
Fleming US Discovery Offshore Fund III, L.P.	11,340	206,182	1,134,000.00	13,818	194,346	1,381,800.00	—		400,528	3.12%	—	—	—	400,527.81	2.30%	Outside Investor
Hewlett Packard (Convertible Note)+Interest	—	—	—	—	—	—	—		—	0.00%	—	—	—	2,403,181.82	13.81%	Outside Investor
Hewlett Packard	—	—	—	24,219	340,633	2,421,900.00	—		340,633	2.65%	15,307	—	—	355,939.91	2.05%	Outside Investor
Kingdon Offshore N.V.	53,946	980,836	5,394,600.00	80,414	1,130,999	8,041,400.00	—		2,111,835	16.44%	—	—	—	2,111,834.96	12.13%	Outside Investor
Kingdon Partners, L.P.	5,754	104,618	575,400.00	33,299	468,340	3,329,900.00	—		572,959	4.46%	—	—	—	572,958.55	3.29%	Outside Investor
Kingdon Associates, L.P.	12,228	222,327	1,222,800.00	19,480	273,980	1,948,000.00	—		496,308	3.86%	—	—	—	496,307.58	2.85%	Outside Investor
Interwest Capital, Inc.	72,006	1,309,200	7,200,600.00	41,017	576,891	4,101,692.00	—		1,886,091	14.69%	—	—	—	1,886,090.58	10.84%	Outside Investor
Century America LLC	10,925	198,636	1,092,500.00	42,175	593,179	4,217,500.00	—		791,815	6.17%	—	—	—	791,814.99	4.55%	Outside Investor
JKB-Displaytech, LLC	10,925	198,636	1,092,500.00	20,330	285,935	2,033,000.00	—		484,572	3.77%	—	—	—	484,571.67	2.78%	Outside Investor
Birchfield, Kermit J.	—	—	—	10,603	149,128	1,060,300.00	—		149,128	1.16%	—	20,000	258,750	169,127.99	0.97%	Outside Investor
Handschy, Mark A	—	—	—	5	70	500.00	—		70	0.00%	—	262,525	1,819,978	262,595.32	1.51%	Outside Investor
Thomas Weisel Partners	—	—	—	—	—	—	—		—	0.00%	240,000	—	—	240,000.00	1.38%	Outside Investor
Barton, Richard D	—	—	—	—	—	—	—		—	0.00%	—	218,500	1,458,250	218,500.00	1.26%	Management
Spenner, Bruce F	—	—	—	—	—	—	—		—	0.00%	—	210,000	1,895,000	210,000.00	1.21%	Management
Wright, Haviland	—	—	—	—	—	—	—		—	0.00%	—	210,000	1,860,000	210,000.00	1.21%	Management
Nissho	10,000	181,818	1,000,000.00	—	—	—	—		181,818	1.42%	—	—	—	181,818.18	1.04%	Outside Investor
Clough, George E	—	—	—	21	295	2,100.00	—		295	0.00%	—	118,143	873,957	118,438.36	0.68%	Outside Investor
Lewis, Lloyd M	—	—	—	—	—	—	—		—	0.00%	—	95,500	591,750	95,500.00	0.55%	Management
D.A. Davidson	—	—	—	6,000	84,388	600,000.00	—		84,388	0.66%	3,700	—	—	88,088.19	0.51%	Outside Investor
DADCO Incorporated	—	—	—	5,000	70,323	500,000.00	—		70,323	0.55%	—	—	—	70,323.49	0.40%	Outside Investor
Wand, Michael D	—	—	—	55	774	5,500.00	—		774	0.01%	—	68,000	538,375	68,773.56	0.40%	Outside Investor
Cadwalader	—	—	—	—	—	—	—		—	0.00%	34,091	—	—	34,091.00	0.20%	Outside Investor
Malzbender, Rainer M	—	—	—	—	—	—	—		—	0.00%	—	33,260	322,937	33,260.42	0.19%	Employee
Walba, David M	—	—	—	130	1,828	13,000.00	—		1,828	0.01%	—	30,000	292,500	31,828.41	0.18%	Outside Investor
Ellis, Beth L	—	—	—	—	—	—	—		—	0.00%	—	30,000	255,000	30,000.00	0.17%	Employee
Meadows, Michael R	—	—	—	8	113	800.00	—		113	0.00%	—	28,510	207,036	28,622.52	0.16%	Employee
Mochizuki, Akihiro	—	—	—	—	—	—	—		—	0.00%	—	28,500	318,250	28,500.00	0.16%	Employee
Wieseler, Todd G.	—	—	—	—	—	—	—		—	0.00%	—	28,000	399,000	28,000.00	0.16%	Employee
Clark, Noel	—	—	—	405	5,696	40,500.00	—		5,696	0.04%	—	20,000	170,000	25,696.20	0.15%	Founder
Skaare, David K	—	—	—	—	—	—	—		—	0.00%	—	19,000	227,000	19,000.00	0.11%	Employee
Analysis Group Fund I, L.P.	1,000	18,182	100,000.00	—	—	—	—		18,182	0.14%	—	—	—	18,181.82	0.10%	#N/A
Her, Jin	—	—	—	—	—	—	—		—	0.00%	—	17,757	241,466	17,757.17	0.10%	Employee
Hokin, Richard	—	—	—	—	—	—	—		—	0.00%	—	17,500	221,250	17,500.00	0.10%	Director
Berliner, Christopher J	—	—	—	—	—	—	—		—	0.00%	—	17,000	135,825	17,000.00	0.10%	Employee
Transamerica	—	—	—	—	—	—	—		—	0.00%	16,667	—	—	16,667.00	0.10%	Outside Investor
O'Callaghan, Michael J	—	—	—	8	113	800.00	—		113	0.00%	—	16,511	122,037	16,623.52	0.10%	Outside Investor
Huffman, William	—	—	—	—	—	—	—		—	0.00%	—	16,000	145,000	16,000.00	0.09%	Employee
Thurmes, William N	—	—	—	10	141	1,000.00	—		141	0.00%	—	15,685	97,567	15,825.65	0.09%	Outside Investor
Taylor, James	—	—	—	—	—	—	—		—	0.00%	—	13,000	71,500	13,000.00	0.07%	Employee
Jagemalm, Pontus A.	—	—	—	—	—	—	—		—	0.00%	—	11,750	125,875	11,750.00	0.07%	Employee
Reinhard, Steven	—	—	—	—	—	—	—		—	0.00%	—	10,500	57,750	10,500.00	0.06%	Employee
Yee, Michael	—	—	—	—	—	—	—		—	0.00%	—	10,500	106,750	10,500.00	0.06%	Employee
Swanson, Stanley R.	—	—	—	—	—	—	—		—	0.00%	—	10,366	10,366	10,366.00	0.06%	Consultant
McConahy, Brian	—	—	—	—	—	—	—		—	0.00%	—	10,250	70,625	10,250.00	0.06%	Employee
Low, Chin Chor	—	—	—	—	—	—	—		—	0.00%	—	10,000	104,000	10,000.00	0.06%	Employee
More, Kundalika M	—	—	—	—	—	—	242	266.20	242	0.00%	—	9,584	54,967	9,826.00	0.06%	Employee
Ferguson, Rachel	—	—	—	—	—	—	—		—	0.00%	—	9,500	70,750	9,500.00	0.05%	Employee
Lewis, Susan M	—	—	—	—	—	—	—		—	0.00%	—	9,500	107,750	9,500.00	0.05%	Employee
Parghi, Deven	—	—	—	—	—	—	—		—	0.00%	—	9,500	52,250	9,500.00	0.05%	Employee
Vohra, Rohini T	—	—	—	10	141	1,000.00	—		141	0.00%	—	9,295	59,674	9,435.65	0.05%	Outside Investor
Dallas, James	—	—	—	—	—	—	—		—	0.00%	—	9,375	60,688	9,375.00	0.05%	Employee
Larsen, Per	—	—	—	—	—	—	—		—	0.00%	—	9,375	63,438	9,375.00	0.05%	Employee
Walker, Christopher	—	—	—	—	—	—	—		—	0.00%	—	9,350	58,600	9,350.00	0.05%	Employee
O'Neill, Matthew B	—	—	—	—	—	—	—		—	0.00%	—	8,575	57,138	8,575.00	0.05%	Employee
Harmes, Benjamin L	—	—	—	—	—	—	—		—	0.00%	—	8,500	56,250	8,500.00	0.05%	Employee
Lundie, Gregory P	—	—	—	—	—	—	—		—	0.00%	—	8,500	65,250	8,500.00	0.05%	Employee
Koprowski, Brian C	—	—	—	—	—	—	—		—	0.00%	—	8,125	58,563	8,125.00	0.05%	Employee
Yang, Su	—	—	—	—	—	—	—		—	0.00%	—	7,625	49,063	7,625.00	0.06%	Employee
Birchfield, Guthrie K	—	—	—	513	7,215	51,300.00	—		7,215	0.06%	—	—	—	7,215.19	0.06%	Outside Investor
Abbott, Thomas D	—	—	—	—	—	—	—		—	0.00%	—	7,188	88,047	7,187.50	0.06%	Employee, terminated
O'Donnell, Patrick	—	—	—	—	—	—	—		—	0.00%	—	7,000	38,500	7,000.00	0.06%	Employee
Elquest, Douglas K	—	—	—	—	—	—	—		—	0.00%	—	6,500	45,250	6,500.00	0.06%	Employee
Goranson, Pamela J	—	—	—	—	—	—	—		—	0.00%	—	6,307	37,048	6,307.00	0.06%	Employee
Keene, Julie	—	—	—	—	—	—	—		—	0.00%	—	5,569	35,056	5,569.00	0.03%	Employee
Shiba, Eitoku	—	—	—	—	—	—	—		—	0.00%	—	5,500	39,750	5,500.00	0.03%	Employee
Stuart III, L (Terry)	—	—	—	390	5,485	39,000.00	—		5,485	0.04%	—	—	—	5,485.23	0.03%	Outside Investor
Dozier, Glenn	—	—	—	—	—	—	—		—	0.00%	—	5,000	33,000	5,000.00	0.03%	Consultant
Xue, Jiuzhi	—	—	—	69	970	6,900.00	—		970	0.01%	—	4,000	34,000	4,970.46	0.03%	Outside Investor

Nessler, Ray	—	—	—	—	—	—	—	—	0.00%	—	4,917	73,750	4,916.67	0.03%	Employee, terminated
Jordan, Belinda	—	—	—	—	—	—	—	—	0.00%	—	4,750	35,375	4,750.00	0.03%	Employee
Weinberger, David	—	—	—	—	—	—	—	—	0.00%	—	4,750	71,250	4,750.00	0.03%	Consultant
Feddersen, Jody M	—	—	—	—	—	—	—	—	0.00%	—	4,375	28,688	4,375.00	0.03%	Employee
Arno, Erin	—	—	—	—	—	—	—	—	0.00%	—	4,250	35,625	4,250.00	0.02%	Employee
Crouch, Robert G.	—	—	—	—	—	—	—	—	0.00%	—	4,167	125,000	4,166.67	0.02%	Employee
Artigliere, Anthony	—	—	—	—	—	—	—	—	0.00%	—	4,000	49,000	4,000.00	0.02%	Management
Clayton, Gail M	—	—	—	—	—	—	—	—	0.00%	—	3,625	19,938	3,625.00	0.02%	Employee
McGraw, Stuart	—	—	—	—	—	—	—	—	0.00%	—	3,525	29,875	3,525.00	0.02%	Employee
Cohn, Sarah J	—	—	—	—	—	—	—	—	0.00%	—	3,375	23,188	3,375.00	0.02%	Employee
Diehl, Melissa	—	—	—	—	—	—	—	—	0.00%	—	3,250	22,625	3,250.00	0.02%	Employee
Kostanecki, Andrew T.	—	—	—	—	—	—	—	—	0.00%	—	3,060	3,060	3,060.00	0.02%	Consultant
Perlmutter, Stephen	—	—	—	—	—	—	—	—	0.00%	—	3,000	25,500	3,000.00	0.02%	Employee, terminated
Evans, Nellie P.	—	—	—	—	—	—	—	—	0.00%	—	2,771	31,165	2,770.83	0.02%	Employee
Frisk, Jeffrey	—	—	—	—	—	—	—	—	0.00%	—	2,677	38,781	2,677.08	0.02%	Employee, terminated
Winkleman, Steven L	—	—	—	—	—	—	—	—	0.00%	—	2,417	23,250	2,416.67	0.01%	Employee, terminated
Crandall, Charles	—	—	—	3	42	300.00	—	42	0.00%	—	2,250	19,125	2,292.19	0.01%	Employee, terminated
Everets, John	—	—	—	—	—	—	—	—	0.00%	—	2,000	24,500	2,000.00	0.01%	Consultant
Drabik, Tim	—	—	—	—	—	—	—	—	0.00%	—	1,889	1,889	1,889.00	0.01%	Employee
Cunningham, Jim D	—	—	—	134	1,885	13,400.00	—	1,885	0.01%	—	—	—	1,884.67	0.01%	Outside Investor
McLean, Roger	—	—	—	—	—	—	—	—	0.00%	—	1,762	1,762	1,762.00	0.01%	Consultant
Miller, Richard O	—	—	—	—	—	—	—	—	0.00%	—	1,698	25,470	1,697.97	0.01%	Employee
Sissom, Bradley	—	—	—	118	1,660	11,800.00	—	1,660	0.01%	—	—	—	1,659.63	0.01%	Outside Investor
Braun, Tim	—	—	—	117	1,646	11,700.00	—	1,646	0.01%	—	—	—	1,645.57	0.01%	Outside Investor
Meadows, Michael R & McCormick, Regina A	—	—	—	110	1,547	11,000.00	—	1,547	0.01%	—	—	—	1,547.12	0.01%	Outside Investor
Gaalema, Stephen	—	—	—	—	—	—	—	—	0.00%	—	1,500	1,500	1,500.00	0.01%	Consultant
Walba, David M & Geneson, Cassandra	—	—	—	105	1,477	10,500.00	—	1,477	0.01%	—	—	—	1,476.79	0.01%	Outside Investor
Tornga, Sondra	—	—	—	103	1,449	10,300.00	—	1,449	0.01%	—	—	—	1,448.66	0.01%	Outside Investor
Gough, Neil	—	—	—	—	—	—	—	—	0.00%	—	1,438	43,125	1,437.50	0.01%	Employee, terminated
Walba, Jeffrey H.	—	—	—	90	1,266	9,000.00	—	1,266	0.01%	—	—	—	1,265.82	0.01%	Outside Investor
Phillips, Wayne G	—	—	—	—	—	—	—	—	0.00%	—	1,188	17,813	1,187.50	0.01%	Employee, terminated
Chase, Holden	—	—	—	10	141	1,000.00	—	141	0.00%	—	1,042	8,854	1,182.31	0.01%	Outside Investor
Jablonski, Dain A.	—	—	—	—	—	—	—	—	0.00%	—	1,163	6,394	1,162.50	0.01%	Employee
Perry, Ann E.	—	—	—	81	1,139	8,100.00	—	1,139	0.01%	—	—	—	1,139.24	0.01%	Outside Investor
Eppner, Gerald A.	—	—	—	—	—	—	—	—	0.00%	—	1,000	15,000	1,000.00	0.01%	Consultant
Gerhardt, Thomas J.	—	—	—	—	—	—	—	—	0.00%	—	1,000	30,000	1,000.00	0.01%	Employee, terminated
Lloyd, Susan M	—	—	—	3	42	300.00	—	42	0.00%	—	896	7,615	938.03	0.01%	Outside Investor
Banas, David	—	—	—	8	113	800.00	—	113	0.00%	—	813	6,906	925.02	0.01%	Outside Investor
Counihan, Kevin	—	—	—	—	—	—	—	—	0.00%	—	883	8,050	883.33	0.01%	Employee, terminated
Poppe, Leszek	—	—	—	62	872	6,200.00	—	872	0.01%	—	—	—	872.01	0.01%	Outside Investor
Doroski, David	—	—	—	55	774	5,500.00	—	774	0.01%	—	—	—	773.56	0.00%	Outside Investor
Wand, Sherri	—	—	—	55	774	5,500.00	—	774	0.01%	—	—	—	773.56	0.00%	Outside Investor
Shoffner, Gregory D	—	—	—	—	—	—	—	—	0.00%	—	771	11,562	770.83	0.00%	Employee, terminated
Black Forest Engineering,	—	—	—	—	—	—	—	—	0.00%	—	750	750	750.00	0.00%	Consultant
Papp, Richard	—	—	—	—	—	—	—	—	0.00%	—	729	10,938	729.22	0.00%	Employee
Handschy, John R A & Pauline	—	—	—	50	703	5,000.00	—	703	0.00%	—	—	—	703.23	0.00%	Outside Investor
Handschy, Mark A & Vernon, Terri H	—	—	—	50	703	5,000.00	—	703	0.00%	—	—	—	703.23	0.00%	Outside Investor
Vernon, Leland H & Twila F	—	—	—	50	703	5,000.00	—	703	0.00%	—	—	—	703.23	0.00%	Outside Investor
Pattee, Alan M	—	—	—	12	169	1,200.00	—	169	0.00%	—	531	4,516	700.03	0.00%	Outside Investor
Zadow, Jerry	—	—	—	—	—	—	—	—	0.00%	—	679	679	679.00	3.24%	Consultant
Lahr, Heidi	—	—	—	44	619	4,400.00	—	619	0.00%	—	—	—	618.85	0.00%	Outside Investor
Goranson, Kelly J	—	—	—	—	—	—	—	—	0.00%	—	500	4,250	500.00	0.00%	Employee, terminated
Hartman, Gregory N	—	—	—	—	—	—	—	—	0.00%	—	500	4,250	500.00	0.00%	Employee
Ward, David	—	—	—	—	—	—	—	—	0.00%	—	500	500	500.00	0.00%	Consultant
Langwell, Benjamin T	—	—	—	—	—	—	—	—	0.00%	—	479	14,375	479.17	0.00%	Employee, terminated
(Johnson) Wright, Angie A	—	—	—	—	—	—	—	—	0.00%	—	464	6,267	463.64	0.00%	Employee, terminated
Harmon, Roxana J	—	—	—	—	—	—	—	—	0.00%	—	448	6,719	447.92	0.00%	Employee, terminated
Sontag, Patricia E	—	—	—	27	380	2,700.00	—	380	0.00%	—	—	—	379.75	0.00%	Outside Investor
Chang, Tiee-Yuh (Tammy)	—	—	—	—	—	—	—	—	0.00%	—	365	8,750	364.58	0.00%	Employee, terminated
Pilz, Caren	—	—	—	25	352	2,500.00	—	352	0.00%	—	—	—	351.62	0.00%	Outside Investor
Pagano, Laura A	—	—	—	24	338	2,400.00	—	338	0.00%	—	—	—	337.55	0.00%	Outside Investor
Radzihovsky, Leo & Pao, Lucy	—	—	—	23	323	2,300.00	—	323	0.00%	—	—	—	323.49	0.00%	Outside Investor

Perry, James Elwood	—	—	—	20	281	2,000.00	—		281	3.04%	—	—	—	281.29	0.00%	Outside Investor
Wand, Kay	—	—	—	20	281	2,000.00	—		281	0.00%	—	—	—	281.29	0.00%	Outside Investor
Giles, Nancy	—	—	—	17	239	1,700.00	—		239	0.00%	—	—	—	239.10	0.00%	Outside Investor
Arnett, Kenneth E	—	—	—	17	239	1,700.00	—		239	0.00%	—	—	—	239.10	0.00%	Outside Investor
McCurry, Ruth F	—	—	—	15	211	1,500.00	—		211	0.00%	—	—	—	210.97	0.00%	Outside Investor
Young, George C & Gail V	—	—	—	15	211	1,500.00	—		211	0.00%	—	—	—	210.97	0.00%	Outside Investor
Martinez, Linda R	—	—	—	—	—	—	—		—	0.00%	—	147	3,520	146.67	0.00%	Employee, terminated
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	10	141	1,000.00	—		141	0.00%	—	—	—	140.65	0.00%	Outside Investor
University Technology Corporation	—	—	—	10	141	1,000.00	—		141	0.00%	—	—	—	140.65	0.00%	Outside Investor
King, Jennifer M	—	—	—	—	—	—	—		—	0.00%	—	131	3,935	131.17	0.00%	Employee, terminated
Sherman, Christopher J	—	—	—	9	127	900.00	—		127	0.00%	—	—	—	126.58	0.00%	Outside Investor
Gallentine, Delores R	—	—	—	—	—	—	—		—	0.00%	—	110	3,308	110.25	0.00%	Employee, terminated
Cunningham, Jill D.	—	—	—	7	98	700.00	—		98	0.00%	—	—	—	98.45	0.00%	Outside Investor
Li, Edith W.	—	—	—	7	98	700.00	—		98	0.00%	—	—	—	98.45	0.00%	Outside Investor
Skelly, David W	—	—	—	7	98	700.00	—		98	0.00%	—	—	—	98.45	0.00%	Outside Investor
Dessau, Daniel & Kathryn	—	—	—	4	56	400.00	—		56	0.00%	—	—	—	56.26	0.00%	Outside Investor
Quinn, Norman J. III	—	—	—	4	56	400.00	—		56	0.00%	—	—	—	56.26	0.00%	Outside Investor
Lane, William Kerry	—	—	—	—	—	—	—		—	0.00%	—	50	50	50.00	0.00%	Consultant
Hirmes, Helene	—	—	—	3	42	300.00	—		42	0.00%	—	—	—	42.19	0.00%	Outside Investor
Masterson, Hugh J	—	—	—	2	28	200.00	—		28	0.00%	—	—	—	28.13	0.00%	Outside Investor
Gross, Howard W.	—	—	—	1	14	100.00	—		14	0.00%	—	—	—	14.06	0.00%	Outside Investor
Wand, Anne-Michelle	—	—	—	1	14	100.00	—		14	0.00%	—	—	—	14.06	0.00%	Outside Investor

	300,641	6,011,655	33,054,100.00	485,689	6,831,068	48,568,892.00	242	266.20	12,842,964	100.00%	309,785	1,847,207	15,101,261	17,403,117.85	100.00%

SCHEDULE 4.12(a)

Summary Table

Owned and Licensed US Patents	61	Owned and Licensed US Patent Applications	31
Owned and Licensed Foreign Patents	12	Owned and Licensed Foreign Patent Applications	20
TOTAL	73	TOTAL	51

6/29/2004

Restricted and Confidential

Displaytech Owned US Patents

Patent No.		Title	Issue Date	Expires
6,426,783		Continuously Viewable DC-Field Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	7/30/02	2/18/18
6,413,448		Cyclo-hexyl- and Cyclohexynl-substituted Liquid Crystals with Low Birefringence	7/20/02	4/26/19
6,369,933		Optical Correlator Having Multiple Active Components Formed on a Single	4/9/02	12/18/19
6,359,723		Optics Arrangements Including Light Source Arrangements for an Active Matrix Crystal Image Generator	3/19/02	12/12/14
6,317,112		Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/13/01	12/22/14
6,310,664		Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	10/30/01	2/18/18
6,247,037		Optical Correlator Having Multiple Active Components Formed on a Single Integrated Circuit	6/12/01	1/28/19
6,195,136		Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/27/01	12/12/14
6,144,421		Continuously Viewable, DC-Field Balanced Reflective, Ferroelectric Liquid Crystal Image Generator	11/7/00	2/18/18
6,139,771		Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	10/31/00	4/4/17
6,100,945		Compensator Arrangements for a Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Display System	8/8/00	2/18/18
6,075,577		Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	6/13/00	2/18/18
6,038,005		Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	3/14/00	12/22/14
6,025,890		Beam Splitter Element Including a Beam Splitting Layer and a Polarizing Layer for use in a Light Polarization Modulating Display System	2/15/00	2/20/18
6,016,173		Optics Arrangement Including a Compensator Cell and Static Wave Plate For a Continuously Viewable, Reflection Mode, Ferroelectric Liquid Crystal Spatial Light Modulating System	1/18/00	2/18/18
5,900,976		Display System including a Polarizing Beam Splitter	5/4/99	2/20/18
5,866,036		High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	2/2/99	2/2/16
5,808,800		Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	9/15/98	9/15/15
5,757,348		Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	5/26/98	5/26/15
5,753,139		High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	5/19/98	5/19/15
5,748,164		Active Matrix Liquid Crystal Image Generator	5/5/98	5/5/15
5,694,147		Liquid Crystal Integrated Circuit Display Including an Arrangement for Maintaining the Liquid Crystal at a Controlled Temperature	12/2/97	4/14/15
5,626,792		High Birefringence Liquid Crystal Compounds	5/6/97	9/6/14
5,596,451	(1)	Miniature Image Generator Including Optics Arrangement	1/21/97	1/30/15
5,585,036		Liquid Crystal Compounds Containing Chiral 2-Halo-2-Methyl Ether and Ester Tails	12/17/96	12/17/13
5,552,916		Diffractive Light Modulator	9/3/96	9/3/13

5,539,555	(2)	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	7/23/96	7/23/13
5,523,864		Analog Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	6/4/96	1/26/14
5,500,748	(3)	Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	3/19/96	1/26/14
5,457,235		Halogenated Diphenyldiacetylene Liquid Crystals	10/10/95	10/10/12
5,453,218		Liquid Crystal Compounds Containing Chiral 2-Halo-2 Methyl Alkoxy Tails	9/26/95	9/26/12
5,422,037		Ferroelectric Liquid Crystal Compounds Containing Halogenated Cores and Chiral Haloalkoxy Tail Units	6/6/95	6/6/12
5,380,460		Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	1/10/95	1/10/12
RE 34,726		Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	9/13/94	7/14/09
5,347,378		Fast Switching Color Filters for Frame-Sequential Video Using Ferroelectric Liquid Crystal Color-Selective Filters	9/13/94	9/13/11
5,271,864		Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/21/93	8/7/12
5,182,665		Diffractive Light Modulator	1/26/93	9/7/10
5,180,520	(4)	Ferroelectric Liquid Crystal Compositions Containing Halogenated Cores and Chiral Halogenated Cores and Chiral Haloalkoxy Tail Units	1/19/93	1/19/10
5,178,791		Halogenated Diphenyldiacetylene Liquid Crystals	1/12/93	3/11/11
5,178,445	(5)	Optically Addressed Spatial Light Modulator	1/12/93	1/12/10
5,167,855	(4)	Ferroelectric Liquid Crystal Compositions Chiral Haloalkoxyl Tail Units	12/1/92	12/1/09
5,061,814		High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	10/29/91	6/1/09
5,051,506		Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	9/24/91	9/24/08
4,813,771		Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	3/21/89	10/15/07

(1)
jointly owned by Displaytech, Inc. and Martin Shenker Optical Design, Inc.

(2)
jointly owned by Displaytech, Inc. and Hoechst Aktiengesellschaft (with bilateral restrictions on field of use based on display size; Displaytech has exclusive right to displays with an active area of 10 cm. or less in diameter, Hoechst has exclusive right to displays with an active area greater than 10 cm. in diameter)

(3)
jointly owned by Displaytech, Inc. and Stephen D. Gaalema

(4)
owned solely by Displaytech, Inc.; assignee data on patent cover sheet is incorrect

(5)
jointly owned by Displaytech, Inc. and University of Colorado Foundation (assignment not recorded at PTO)

Displaytech Owned Foreign Patents

Country	Patent No.	Title	Issue Date	Expires
Canada	1,299,721	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	4/28/92	4/28/09
Germany	69109680	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Japan	2868774	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	12/25/98	10/14/08
Japan	3124772	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	10/27/00	7/22/11
Korea	184,242	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	12/17/98	7/22/11
Korea	261,354	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	4/18/00	2/6/13
Korea	283,163	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/6/00	8/6/13
Sweden	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Sweden	515 705	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	9/24/01	2/5/13
United Kingdom	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
United Kingdom	2 263 982	Ferroelectric Liquid Crystals	2/28/96	1/29/13
Canada	2,087,592	Ferroelectric Liquid Crystal Compositions Containing Chiral	4/16/02	7/22/11

Displaytech Owned Pending US Patent Applications

App. No.	Title	Date Filed
08/953,613	Methods and Arrangements for Using an Analog Signal to Provide Gray Scale on a Binary Pixel	10/17/97
09/045,247	Active Matrix Liquid Crystal Image Generator	3/20/98
09/313,227	RGB Illuminator with Calibration via Single Detector Servo	5/17/99
09/388,249	Non-DC-Balanced Drive Scheme for Liquid Crystal Device	9/1/99
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09/604,524	Methods and Arrangements for Improving Contrast in FLC Devices	6/27/00
09/639,500	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	8/11/00
09/653,437	Ferroelectric Liquid Crystal Devices Using Materials with a deVries Smectic A Phase	9/1/00
09/706,553	Efficient Method of Manufacturing Liquid Crystal Devices	11/2/00
09/718,843	Multi-State Light Modulator with Non-Zero Response Time and Linear Gray Scale	11/22/00
09/754,033	Alkyl Silane Liquid Crystal Compounds	1/3/01
09/753,749	Liquid Crystal Compounds Having a Silane Tail with a Perfluoroalkyl Terminal Portion	1/3/01
09/754,034	Liquid Crystalline Materials Containing Perfluoroalkyl and Alkenyl Tails	1/3/01
09/817,809	Subpixellated Reflective Microdisplays	3/14/01
09/809,741	DC-Balanced and Non-DC-Balanced Drive Schemes for Liquid Crystal Device	3/14/01
09/809,998	Data Scheduling with Banks in Reflective Microdisplays	3/14/01
09/828,295	Ferroelectric Liquid Crystal Infrared Chopper	4/6/01
09/854,181	Partially Fluorinated Liquid Crystal Materials	5/11/01
09/885,862	Bookshelf Liquid Crystal Materials and Devices	6/20/01
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09/992,097	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/5/01
09/989,976	Dual Mode Near-Eye and Projection Display System	11/20/01
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10/067,516	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/4/02
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Displaytech Owned Pending Foreign Patent Applications

Date Filed	App. No.	Country	Title
7/22/91	2,087,592	Canada	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units
2/05/93	9300375-4	China	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/05/93	43 03 335.0	Germany	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	2088934	Canada	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	5-20412	Japan	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
8/04/93	5-193688	Japan	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them
12/14/95	95943444.0	Europe	Active Matrix Liquid Crystal Image Generator
2/17/99	2,321,252	Canada	Image Generating System
2/17/99	99909497.2	Europe	Image Generating System
2/17/99	2000-532773	Japan	Image Generating System
2/17/99	01100431.6	Hong Kong	Image Generating System
2/17/99	10-2000-7008981	Korea	Image Generating System
8/29/00	PCT/US00/23645	PCT	Liquid Crystal Operation
8/31/01	PCT/US01/27182	PCT	Partially Fluorinated Liquid Crystal Materials
11/20/01	PCT/US01/	PCT	Dual Mode Near-Eye and Projection Display System
11/21/01	PCT/US01/	PCT	Modulation Algorithm for Light Modulator

Patents Licensed from Clark and Lagerwall

Country	Patent No.	Title	Issue Date	Expires
United States	RE 34,942	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC molecules at Omega (Alpha) from Normal to the Means	5/16/95	6/20/06
United States	RE 34,949	Surface Stabilized Ferroelectric Liquid Crystal Devices	5/23/95	9/25/07
United States	RE 34,950	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC Molecules at Omega(alpha) from Normal to the Means	5/23/95	3/21/06
United States	RE 34,966	Surface Stabilized Ferroelectric Liquid Crystal Devices with LC Molecules Aligned at Angle Omega (Alpha) from Normal to Substrates	6/13/95	1/7/03
United States	RE 34,967	Surface Stabilized Ferroelectric Liquid Crystal Devices with Plural Orientation States of Different Colors or Separated by Domain Walls	6/13/95	7/13/10
United States	RE 34,973	Surface Stabilized Ferroelectric Liquid Crystal Devices with Total Reflection in One State and Transmission in Another State	6/20/95	1/28/09
United States	5,555,111	Surface Stabilized Ferroelectric Liquid Crystal Devices with Dielectric Torques Greater Than Ferroelectric Torques	9/10/96	3/21/06
United States	5,555,117	Surface Stabilized Ferroelectric Liquid Crystal Devices	9/10/96	9/10/13

Patents Licensed from University Research Corp

Patent No.	Title	Issue Date	Expires
5,168,381	Smectic Liquid Crystal Devices Using SSFLC and Electroclinic Effect Based Cells	12/1/92	12/1/09
5,178,793	Ferroelectric Liquid Crystal Compounds and Compositions	1/12/93	1/12/10
5,543,078	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/6/96	8/6/13
5,596,434	Self-Assembled Monolayers for Liquid Crystal Alignment	1/21/97	1/21/14
5,637,256	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	6/10/97	6/10/14
5,658,493	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/19/97	8/19/14

US Patents Licensed from Georgia Tech Research Corp

Patent No.	Title	Issue Date	Expires
6,141,072	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/31/00	4/2/18
6,469,761	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/22/02	4/2/18

US Patent Applications Licensed from Georgia Tech Research Corp

App. No.	Title	Date Filed
09/669,180	System and Method for Efficient Manufacturing of Liquid Crystal Displays	9/25/00

Foreign Patent Applications Licensed from Georgia Tech Research Corp

Priority Date	App. No.	Country	Title
4/3/98	Not yet Avail	Japan	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	98915254.1	Europe	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	2,285,924	Canada	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	10-1999-7009012	S. Korea	System and Method for Efficient Manufacturing of Liquid Crystal Displays

US Patents Licensed from Agilent Technologies, Inc.

Patent No.	Title	Issue Date	Expires
6,249,269	Analog Pixel Driver Circuit for an Electro-Optical Material-Based Display Device	6/19/01	4/30/18

US Patent Applications Licensed from Agilent Technologies, Inc.

Title
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Light Sensitive Issues: Guard Ring and Metal Layer

Displaytech Owned Trademark Registrations and Applications

BRIGHTEYES™
        Pending in the US

CHRONOCOLOR®
        Registered in the US

DISPLAYTECH®
        Registered in the US and Japan
        Pending in Europe

DESIGN—Stylized Displaytech Red Block
        Registered in the US

FLCD®
        Registered in the US

LIGHTCASTER®
        Registered in the US, Europe, Japan and Korea

LIGHTMONKEY™
        Pending in the US

LIGHTVIEW™
        Pending in the US

MYLIGHT™
        Pending in the US

WE MAKE LIGHT WORK™
        Pending in the US

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